UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)   July 24, 2007

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 30, 2007, j2 Global Communications, Inc. announced that it has appointed two additional “independent” members to its Board of Directors: William Brian Kretzmer and Stephen Ross.  A copy of j2 Global’s press release announcing these appointments is attached as Exhibit 99.1, which is incorporated herein by reference.

Messrs. Kretzmer’s and Ross’s terms on the Board of Directors began on July 24, 2007 and will expire at j2 Global’s annual meeting of stockholders in 2008. Messrs. Kretzmer and Ross fill two vacancies created by an increase in the size of the Board of Directors from five to seven and j2 Global’s Board of Directors has unanimously concluded that they each qualify as “independent” under Nasdaq rules.  Mr. Kretzmer will serve on the Board’s Audit and Corporate Governance Committees and Mr. Ross will serve on Board’s Audit and Investor Relations Committees.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: July 30, 2007	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary

 INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated July 30, 2007.